Exhibit 10.25

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of the date of the last signature appearing on the signature page herein by and between Avnet, Inc., a New York corporation with its principal offices at 2211 South 47th Street, Phoenix, AZ 85034 (“Sublessor”) and Iomega Corporation, a Delaware corporation with its principal offices at 10955 Vista Sorrento Parkway, San Diego, CA 92130 (“Sublessee”).

RECITALS

A. By Lease Agreement dated September 23, 2002 (the “Prime Lease”), Kilroy Realty, L.P. (“Landlord”) leased to Memec, LLC (“Memec”) certain premises at 3721 Valley Center Drive, San Diego, CA 92130 (the “Building”).

B. Sublessor warrants that it is successor by merger to Memec.

C. Sublessor desires to sublease to Sublessee and Sublessee desires to hire from Sublessor the entire rentable area on the 2nd floor consisting of approximately 23,423 rentable square feet of space and designated as Suite 200 as depicted on the Plan attached to and forming a part of this Sublease as Exhibit A (the “Sublet Premises”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee mutually agree as follows:

1. Sublease, Use and Term. Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor the Sublet Premises together with the fixtures thereon, all existing network cabling therein, and the furniture and equipment specified in Exhibit C hereof (which furniture and equipment shall become Sublessee’s property upon delivery of possession of the Sublet Premises) and, together with others entitled thereto, the non-exclusive right to use the lunch room, kitchen, shower and locker-rooms located on the first floor of the Building as depicted on Exhibit E hereof for the term, and, together with others entitled thereto, the non-exclusive right to use the Common Areas, including the parking areas, at the rentals and upon the terms and conditions set forth in this Sublease. The Sublet Premises shall be used only for general business office and related uses permitted under the Prime Lease only. The term of this Sublease shall commence on the later of (i) August 1, 2008 or (ii) the date that Sublessor shall deliver possession of the Sublet Premises pursuant to Section 2 of this Sublease or (iii) the date Sublessor shall deliver to Sublessee the written consent of Landlord pursuant to Section 18 of this Sublease (the “Commencement Date”) and shall expire on February 27, 2013, unless sooner terminated in accordance with the provisions hereof.

2. Delivery of Premises and Sublessee Improvements.

(a) Sublessor shall deliver the Sublet Premises in its “as is” condition on the date hereof, “broom swept”, with the HVAC, mechanical, window coverings, plumbing, lighting and electric service in good operating condition. Sublessee acknowledges that it has inspected the Sublet Premises and the fixtures and improvements thereon, and is fully acquainted with their condition, and except for Sublessor’s obligations in Section 2(a) of this Sublease, Sublessee shall accept possession of the Sublet Premises in “as is” condition on the date hereof, subject only to Sublessor’s obligations in the preceding sentence. Sublessor shall have no other obligation to perform any installations, renovations, alterations, or improvements in or to the Sublet Premises except as set forth in Section 2(a) of this Sublease. In the event Sublessor shall not deliver possession of the Sublet Premises in the condition required by this Section 2(a), Sublessee shall give written notice specifying the nature and extent of such nonconformance within ten (10) days of the delivery of possession and any other nonconformance shall be deemed to be waived. Sublessor shall promptly correct any such nonconformance.

(b) Sublessee, at its expense, shall perform all improvements desired or required for its use and occupancy of the Sublet Premises in accordance with plans and specifications approved by Sublessor, which approval shall not be unreasonably withheld, delayed or conditioned, and if required under the Prime Lease approved by Landlord.

(c) Sublessor shall permit Sublessee to access the Sublet Premises on a rent-free basis for inspection, measurement and planning purposes upon execution of this Sublease. Sublessor shall deliver possession of the Sublet Premises pursuant to Section 2(a) hereof and permit Sublessee to access the Sublet Premises on a Base Rent-free basis and free of additional rent under Section 4(d) of this Sublease promptly after this Sublease has been executed and the consent of Landlord is obtained pursuant to Section 18 of this Sublease to (i) this Sublease, (ii) Sublessee’s listing on the monument sign located in front of the Building; and (iii) Sublessee Work

Confidential

so that Sublessee may commence and perform Sublessee Work as defined in Exhibit G. Any access and/or performance of Sublessee Work prior to the Commencement Date shall be at Sublessee’s sole risk and subject to Sublessee’s compliance with the provisions of this Sublease, including the obligation to provide certificates of insurance required pursuant to this Sublease. Notwithstanding the foregoing, Sublessee may not occupy the Sublet Premises for the conduct of business prior to the Commencement Date without Sublessor’s prior written approval.

(d) If Sublessor has not delivered possession of the Sublet Premises to Sublessee for performance of Sublessee Work within ten (10) days of the date on which the last of the consents specified in Section 18 of this Sublease are obtained, then at any time within five (5) days thereafter Sublessee may cancel this Sublease by giving written notice of cancellation to Sublessor, in which case all sums previously paid by Sublessee to Sublessor hereunder shall be returned to Sublessee, and upon such return this Sublease shall thereafter be of no further force or effect, and Sublessee and Sublessor shall have no further liability to the other under this Sublease

3. Rent.

(a) Sublessee shall pay to Sublessor as base rent (“Base Rent”) the following:

•

$496,800.00 payable $41,400 per month from August 1, 2008 to July 31, 2009 or, if the Commencement Date shall not occur on or before August 1, 2008, the first twelve months following the Commencement Date;*

•

$669,101.42 payable $55,758.45 per month from August 1, 2009 to July 31, 2010 or, if the Commencement Date shall not occur on or before August 1, 2008, the second 12 months following the Commencement Date;

•

$692,519.97 payable $57,710.00 per month from August 1, 2010 to July 31, 2011 or, if the Commencement Date shall not occur on or before August 1, 2008, the third 12 months following the Commencement Date;

•

$716,758.17 payable $59,729.85 per month from August 1, 2011 to July 31, 2012 or, if the Commencement Date shall not occur on or before August 1, 2008, the fourth 12 months following the Commencement Date;

•

$430,534.86 payable $61,820.39 per month from August 1, 2012 to February 27, 2013 or, if the Commencement Date shall not occur on or before August 1, 2008, from the portion of the fifth 12 months following the Commencement Date to the end of the term (rent for February 2013 will be pro rated).

*	Base Rent set forth above reflects a partial abatement from August 1, 2008 or the Commencement Date, if later, to July 31, 2009 or, if the Commencement Date shall not occur on or before August 1, 2008, the first twelve months following the Commencement Date. Such partial abatement shall not limit Sublessee’s ability to make improvements to the entire Sublet Premises, or use or enjoy the entire Sublet Premises and Common Areas.

Sublessee shall pay Base Rent in advance on the first day of each month of the term, except that Sublessee shall pay the first monthly installment of Base Rent payable hereunder prior to Sublessor’s granting Sublessee access to the Sublet Premises pursuant to Section 2(c) of this Sublease.

(b) Sublessee shall pay to Sublessor as additional rent (“Additional Rent”) all other sums payable under this Sublease.

(c) Sublessee shall pay Base Rent and Additional Rent (collectively “Rent”) in lawful money of the United States by good check or draft drawn to the direct order of Sublessor at the address of Sublessor herein or to such other party or such other address as Sublessor shall designate, without notice or demand and without any deduction, set-off or offset whatsoever. If this Sublease shall commence on a day other than the first day of a calendar month, or if this Sublease shall expire or terminate on a day other than the last day of a calendar month, then Rent for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. Additional Rent shall be paid as and when specified in this Sublease; if not specified in this Sublease Additional Rent shall be paid within twenty (20) days from receipt of Sublessor’s invoice.

4. Additional Rent. For the purposes of this Sublease: the rentable area of the Sublet Premises shall mean 23,423 square feet, which is the agreed rentable square foot area of the Sublet Premises; and the rentable area of the Building shall mean 114,782 square feet, which is the agreed rentable square foot area of the Building; and “Sublessee’s Share” shall mean 20.41%, which is the agreed percentage obtained by dividing 23,423 by 114,782. In the event that the rentable square foot area leased by Sublessor under the Prime Lease shall be increased or decreased during the term of this Sublease, Sublessee’s Share shall be recalculated in accordance with ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association. Sublessee shall pay as Additional Rent as and when Sublessor’s payments are due from Sublessor pursuant to the Prime Lease:

(a) after 2008, Sublessee’s Share of any increases in charges incurred by Sublessor pursuant to Article 4 of the Prime Lease over charges incurred by Sublessor pursuant to Article 4 of the Prime Lease for the calendar year ending December 31, 2008 (base year); and

Confidential

(b) any charges incurred by Sublessor pursuant to provisions of the Prime Lease, other than Article 3 or 4 of the Prime Lease, that are attributable solely to the Sublet Premises or Sublessee’s use or occupancy of the Sublet Premises provided that such charges are not payable by Sublessor at its expense pursuant to this Sublease or by Landlord at its expense pursuant to the Prime Lease; and

(c) 100% of all charges for electricity furnished to the Sublet Premises and the mechanical equipment serving only the Sublet Premises; and

(d) Sublessee’s Share of all charges incurred by Sublessor pursuant to provisions of the Prime Lease, other than Article 3 or 4 of the Prime Lease, that are attributable to the Building as a whole and not attributable solely to the Sublet Premises or Sublessee’s use and occupancy of the Sublet Premises provided that such charges are not payable by Sublessor at its expense pursuant to this Sublease or by Landlord at its expense pursuant to the Prime Lease; and

(e) After 2008, Sublessee’s Share of charges incurred directly by Sublessor for the operation and management of the Building over charges incurred by Sublessor for the operation and management of the Building for the calendar year ending December 31, 2008 (base year), including without limitation, charges for: management of the Building, operation and maintenance of the card-access system in the Building; operation and maintenance of the computer room serving the Building; and operation and maintenance of common areas and facilities within the Building, provided that: (i) such charges are within the scope of charges included in the term “Direct Expenses” as such term is used in the Prime Lease; and (ii) such charges are not otherwise payable by Sublessor at its expense pursuant to this Sublease or by Landlord at its expense pursuant to the Prime Lease. If any charges incurred directly by Sublessor under this subsection (e) are incurred for only a part of the calendar year ending December 31, 2008 (base year), such charges will be annualized for the calendar year ending December 31, 2008 (base year), i.e., increased to the sum that would have been incurred if incurred for a period of twelve (12) months;

(f) 100% of all charges incurred by Sublessor as a result of Sublessee’s violation of any provision of this Sublease; and

(g) If applicable in the jurisdiction where the Sublet Premises are situated, Sublessee shall pay and be liable for all rental, sales, use and other similar taxes, if any, (excluding income taxes of Sublessor) levied or imposed by any governmental or municipal authority having authority on payments by Sublessee pursuant to this Sublease. Any such payments shall be made concurrently with the payment of the Rent upon which the tax is based as set forth above.

(h) Notwithstanding any provision of this Sublease to the contrary, in the event that during the term of this Sublease taxes shall increase as a result of a sale of the property of which the Sublet Premises are a part, Sublessee’s obligation to pay a proportionate share of such increase shall be limited to a proportionate share of one-half of such increase that is attributable to the Sublet Premises.

(i) Sublessor shall provide Sublessee with copies of all documentation received by Sublessor from Landlord in support of calculations of Additional Rent payable by Sublessee under this Sublease. At Sublessee’s written request, Sublessor shall exercise its rights pursuant to Section 4.6 of the Prime Lease to (a) request documentation evidencing the accuracy of Landlord’s calculations of Additional Rent, and (b) dispute such calculations and seek to have them adjusted, provided that Sublessee shall pay Sublessor for any and all out of pocket expenses (including the reasonable accountants and attorneys fees) incurred by Sublessor in connection with such dispute, except to the extent Landlord is obligated to pay the same pursuant to Section 4.6 of the Prime Lease.

(j) Notwithstanding any other provision of this Sublease: (i) Sublessee shall owe no Additional Rent for sums incurred by Sublessor pursuant to Article 4 of the Prime Lease as a result of increases in calendar year 2008 Operating Expenses over prior years’ Operating Expenses; (ii) Sublessor shall not add a markup to sums payable by Sublessee under this Section 4; as used herein “markup” shall mean an amount added by Sublessor to a charges paid by Sublessor to third parties and shall not mean amounts paid by Sublessor to Landlord or to any third party or amounts representing interest or late charges payable by Sublessee pursuant to this Sublease; and (iii) unless arising in whole or in part from the acts or negligence of Sublessee, Sublessee shall not be liable for any

Confidential

third party claim against Sublessor for personal injury or property damage arising from use or occupancy of the Building or any portion thereof prior to the date of delivery of the Sublet Premises hereunder, provided however that: (i) the foregoing shall not apply to claims by or against Landlord, its agents or contractors, and (ii) except to the extent expressly set forth in this sentence, shall not relieve Sublessee from its performance or payment obligations under this Sublease, including without limitation performance and payment obligations associated with the condition, leasing, management, maintenance security, repair, replacement, restoration or operation of the Project or any portion thereof.

5. Repairs and Maintenance. Sublessor shall not be responsible for injury, loss or damage resulting from acts or omissions of third parties performing repairs or maintenance or for injury, loss or damage resulting from the condition of the Sublet Premises or the lands and buildings of which the Sublet Premises are a part or the fixtures or improvements therein, except where such loss or damage arises from the negligence or willful misconduct of Sublessor, its agents, employees, contractors and/or subcontractors.

6. Utilities and Services.

(a) Sublessee shall pay for electricity provided to the Sublet Premises and to mechanical equipment serving the Sublet Premises based on usage shown on sub-meter(s) that measure such usage. Sublessor shall invoice Sublessee for its use of electricity on a monthly basis showing in reasonable detail the computation of charges for the prior month for electricity together with copies of applicable bills received by Sublessor from the utility providing electricity and Sublessee shall pay Sublessor or its designee for Sublessee’s use of electricity at rates no greater than the rates that Sublessee would have paid if metered directly to the utility providing electricity to the Building.

(b) Notwithstanding any provision of this Sublease to the contrary, cleaning and janitorial service to the Sublet Premises shall be provided by Landlord at Landlord’s expense subject to and in accordance with the Cleaning Specifications attached to the Prime Lease as Exhibit J thereto.

(c) Sublessor agrees to provide at Sublessor’s expense (except for reimbursement of charges for issuance of access cards and except to the extent that such charges are payable by Sublessee pursuant to Section 4 of this Sublease) the security equipment and related services specified in Exhibit D hereto. Sublessee hereby acknowledges that such equipment is operated and/or monitored by a recognized third party service provider and that Sublessor’s sole responsibility shall be to continue to engage a recognized third party service provider to operate and/or monitor such equipment. Subject to the foregoing, Sublessor shall not be responsible for providing security and shall not be responsible for the failure of any security equipment and/or monitoring service. Sublessee hereby assumes all responsibility for the protection of Sublessee, its employees, agents, invitees and property from acts of third parties. Sublessee shall give Sublessor prompt written notice of the failure of any security equipment or monitoring service provided hereunder upon Sublessee obtaining actual knowledge of such failure.

7. Casualty Loss; Condemnation. This Sublease and Sublessee’s rights hereunder shall be subject to the exercise by Landlord or any third party entitled thereto of any rights granted pursuant to the Prime Lease or by law, including the right to terminate the Prime Lease or this Sublease in the event of any taking by eminent domain or condemnation or any casualty loss or damage. In the event of any taking by eminent domain or condemnation or any casualty loss or damage to the Sublet Premises, Sublessee agrees to be subject to any action taken to terminate the Prime Lease by Sublessor pursuant to the terms of the Prime Lease or by agreement between Sublessor and Landlord, provided however that Sublessor shall not (a) enter into any agreement or take any action that would result in the termination of this Sublease as a result of any taking by eminent domain or condemnation or any casualty loss or damage to the Sublet Premises without Sublessee’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Except for action taken pursuant to Section 11 of this Sublease, nothing in this Sublease shall require Sublessor to take any action to oppose any exercise by Prime Landlord of its rights under the Prime Lease in connection with any taking by eminent domain or condemnation or any casualty loss or damage. In the event the Building or Sublet Premises is damaged, destroyed or taken pursuant to the exercise of eminent domain or condemnation to a degree that substantially impairs Sublessee’s use or enjoyment of the Sublet Premises, then Sublessee may terminate this Sublease upon thirty (30) days notice if the Sublet Premises are not restored within (i) (90) days of Sublessor’s written notice to the effect that Sublessor has elected to restore the Sublet Premises, or (ii) within one hundred twenty (120) days of the date of casualty, whichever is later, provided however that such right to terminate shall not be available to Sublessee if Sublessor is unable to meet such dates as a result of Sublessee having unreasonably withheld, delayed or conditioned it’s consent to Sublessor’s request for consent to terminate the Prime Lease or this Sublease. In addition, notwithstanding any term, condition or covenant to the contrary, if all or any part of the Sublet Premises becomes unusable for occupancy by Sublessee as a result of casualty or damage or destruction or pursuant to the exercise of eminent domain or condemnation, Rent will abate in the same proportion that the square foot area of the part of the Sublet Premises not usable by Sublessee bears to the total square foot area of the Sublet Premises from the date of casualty, damage, destruction, condemnation or the date taken by eminent domain, to the date the Sublet Premises are restored.

Confidential

8. Holding Over. If Sublessee or any party claiming by, through or under Sublessee holds over in the Sublet Premises after expiration or termination of this Sublease, Sublessor may exercise any and all remedies available to it at law or in equity to recover possession of the Sublet Premises, and to recover damages, including without limitation, all amounts payable by Sublessor to Landlord by reason of such holdover. For any month or partial month that Sublessee or any party claiming by, through or under Sublessee remains in the occupancy of the Sublet Premises after the expiration or termination of this Sublease, such occupancy shall at Sublessor’s option be construed as tenancy from month to month only at a monthly Rental equal to the greater of (i) one and one-half (1- 1/2) times the Rent and Additional Rent payable for the month prior to expiration or termination of this Sublease; or (ii) the Rent and Additional Rent and other amounts payable by Sublessor to Landlord by reason of such holding over. The foregoing shall not be construed as Sublessor’s permission for Sublessee to hold over and the acceptance by Sublessor of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

9. Default by Sublessee; Remedies of Sublessor. Sublessee shall be in default under this Sublease: (i) if Sublessee shall fail to pay Rent or Additional Rent or other amounts as and when same shall be due hereunder and such failure shall continue for five (5) days after receipt of written notice of such failure; or (ii) if Sublessee shall fail to comply with any provision of this Sublease and shall not cure such failure within thirty (30) days after receipt of written notice thereof, provided however that if the nature of Sublessee’s obligation requires more than thirty (30) days for compliance and Sublessor shall not be in default under the Prime Lease by reason thereof, Sublessee shall not be in default if Sublessee commences to cure such default within such thirty (30) days and thereafter diligently prosecutes same to completion; or (iii) if any act or omission by Sublessee shall constitute a default under the Prime Lease and Sublessee shall not cure such default or threatened default within one half of the time period allowed to cure such default under the Prime Lease. If Sublessee shall be in default under this Sublease, Sublessor shall have the right, without further notice to Sublessee, to (i) invoke any of the remedies permitted under the Prime Lease; or (ii) invoke any other remedies permitted by law or in equity by reason of such default, including the right of injunction.

10. Prime Lease.

(a) This Sublease shall be subject and subordinate to the terms, covenants and conditions of the Prime Lease. Except as otherwise set forth herein, Sublessee agrees to fully and faithfully perform all of the obligations of Sublessor as tenant under the Prime Lease with respect to the Sublet Premises and abide by and observe all the terms, conditions, restrictions and limitations imposed on Sublessor as tenant by the Prime Lease and not to do anything which would constitute a default under the Prime Lease or omit to do anything which would result in a violation of the terms, covenants and conditions of the Prime Lease.

(b) The terms, covenants and conditions of the Prime Lease are hereby incorporated herein by reference with the same force and effect as if fully set forth in this Sublease, except that:

(i) any reference in the Prime Lease to “Landlord” or “Tenant” shall mean the Sublessor or Sublessee, respectively; any reference in the Prime Lease to “Premises” shall mean the Sublet Premises; any reference in the Prime Lease to “Tenant’s Share” shall mean the Sublessee’s Share; any reference in the Prime Lease to the “term” shall mean the term of this Sublease; any reference in the Prime Lease to quantities applicable to the Building shall be adjusted to reflect Sublessee’s Share;

(ii) Sublessor shall have no responsibility for any representations, warranties, covenants or agreements of Landlord or for performance of any obligations of Landlord or for any failure of Landlord to perform any of Landlord’s obligations or for any act or omission of Landlord except as expressly set forth in this Sublease;

(iii) the following portions of the Prime Lease shall not be incorporated in this Sublease: all Sections of the “Summary of Basic Lease Information”, Sections 1.1.1, 1.3, 1.4, 2, 4 (except to the extent incorporated herein), 16, 21, 23.4, 29.18, 29.24, 29.37 and 29.39 of the Prime Lease and Exhibits A, B, C, G, I, J (except to the extent incorporated herein) and K;

(iv) any obligation of Landlord to provide a Non-disturbance Agreement shall be satisfied by any non-disturbance agreement reasonably acceptable to Sublessor;

Confidential

(v) any obligation of Landlord to provide construction, alterations or improvements shall not apply to this Sublease;

(vi) if the Prime Lease provides Sublessor with any exclusive rights and/or any rights to renew, or terminate, or rights of first refusal or rights to increase, or decrease the size of the Sublet Premises, or elect to lease other premises, any such right shall be deemed personal to Sublessor and expressly reserved to Sublessor and shall not be incorporated in this Sublease;

(vii) if a conflict between provisions of this Sublease and provisions of the Prime Lease would permit Sublessee to do or cause to be done any act or thing to be done prohibited by the Prime Lease, then the provisions of the Prime Lease shall prevail;

(viii) except as otherwise provided in this Sublease, any provision of the Prime Lease that Landlord’s consent shall not be unreasonably withheld shall not apply to Sublessor’s consent hereunder, which consent shall be given or not given by Sublessor in its sole judgment in the event that (a) Landlord shall not have given its consent under the Prime Lease or (b) the giving of such consent by Sublessor would subject Sublessor to additional liabilities, costs or expenses as a result thereof;

(ix) if any act or omission by Sublessee shall constitute a default under the Prime Lease, the time period for Sublessee to cure such default hereunder shall be deemed to be one half of the time period to cure such default under the Prime Lease (but in no event less than four (4) days);

(x) for purposes of incorporating Section 3.2 (Abatement of Rent) of the Prime Lease into this Sublease, the term “Abatement Event” shall be deemed to apply to any such event caused by Landlord, with respect to Landlord’s obligations under the Prime Lease and any such event caused by Sublessor with respect to Sublessor’s obligations under this Sublease; and

(xi) subject to Sublessee’s obligations to abide by and not to do anything that would constitute a default under the Prime Lease or omit to do anything which would result in a violation of the terms, covenants and conditions of the Prime Lease, in the event that any provisions or defined terms set forth in this Sublease conflict with any provision or defined term of the Prime Lease that is incorporated herein by reference, then the provisions of this Sublease shall control.

(xii) Notwithstanding any provision of Section 10.4 of the Prime Lease to the contrary, Sublessee’s insurance will be issued by companies reasonably acceptable to Sublessor or having a minimum Best’s Rating requirement of not less than A – VII per Section 10.4(iii).

(xiii) Notwithstanding any provision of this Sublease to the contrary, except to the extent prohibited by law the limitation of liability set forth in Section 29.13 of the Prime Lease and the liability of Sublessor and the Sublessor Parties to Sublessee for any cause, including, without limitation, termination of this Sublease by reason of Sublessor’s default under the Prime Lease and/or this Sublease, shall in no event exceed direct damages (which direct damages may include costs associated with securing and relocating to alternate premises) in the amount of One Million Two Hundred Thousand ($1,200,000) Dollars.

11. Enforcement of Landlord’s Obligations. In the event that Landlord fails to perform any obligation under the Prime Lease for the benefit of the Sublet Premises, Sublessor shall, on written notice from Sublessee, request that Landlord perform such obligation and Sublessor shall use all commercially reasonable efforts (which expression shall not include prosecution of any legal action) to obtain performance of such obligation by Landlord in favor of the Sublet Premises. Notwithstanding the foregoing, if Landlord shall be in default under the Prime Lease in performance of an obligation in favor of the Sublet Premises, Sublessor shall, on notice from Sublessee and at Sublessee’s expense (unless otherwise recoverable from the Landlord or third party as may be provided in the Prime Lease), prosecute such action as Sublessor shall deem reasonably appropriate to obtain performance of such obligation by Landlord. Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor’s rights against Landlord and Sublessee agrees to cooperate with the prosecution of any such action. Provided that the obligation of Sublessor hereunder or pursuant to the Prime Lease shall not be increased thereby and the benefits of Sublessor hereunder or pursuant to the Prime Lease shall not be reduced thereby, Sublessor grants Sublessee the nonexclusive right to deal directly with Landlord with respect to the performance or nonperformance of any obligations of Landlord under the Prime Lease with respect to the Sublet Premises or the Common Areas; it being the intent of the parties hereto that, at its sole expense (unless otherwise recoverable from the Landlord or third party) and subject to the limitations set forth herein, Sublessee may exercise such rights as are reasonably necessary or desirable to permit

Confidential

Sublessee to use and occupy the Sublet Premises and use the Common Area as contemplated in this Sublease, and not otherwise. If Sublessor receives an abatement or diminution of Rent under the Prime Lease from Landlord that relates to the Sublet Premises, Sublessee shall be entitled to a corresponding abatement or diminution of Rent under this Sublease. Notwithstanding the aforementioned with respect to payment of costs by Sublessee, Sublessor will apportion the costs of enforcing any obligations of Landlord under the Prime Lease among those subtenants requesting such enforcement.

12. Parking. Sublessee shall be permitted to use 94 of the parking spaces available to all occupants of the Building on a non-exclusive basis without additional charge. Such use shall be subject to the terms and provisions set forth in the Prime Lease.

13. Signage. Sublessee shall be permitted to be listed together with other subtenant’s entitled thereto on the monument sign located in front of the Building as depicted on the Sign Plan attached hereto as Exhibit F and on the directory in the 1st Floor lobby of the Building, and Sublessee shall have exclusive signage rights within the Sublet Premises provided that no signage within the Sublet Premises shall be visible from outside of the Sublet Premises. All costs associated with such listings shall be payable by Sublessee.

14. Security Deposit. Sublessee shall deposit with Sublessor upon execution and delivery of this Sublease by Sublessor the sum of $61,820.39 as security for Sublessee’s full and faithful performance and observance of the terms, covenants and conditions of this Sublease as herein provided, including without limitation Sublessee’s obligation to restore the Sublet Premises to its condition prior to any alteration by Sublessee. If Sublessee defaults in the full and faithful performance and observance of any of the terms covenants and conditions of this Sublease beyond any applicable notice and cure period, Sublessor may apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or additional rent to which Sublessee is in default beyond any applicable notice and cure period or for any sum which Sublessor may expend by reason of Sublessee’s default beyond any applicable notice and cure period. If Sublessor applies the whole or any part of the security as aforesaid, Sublessee shall within ten (10) days after notice from Sublessor deposit with Sublessor an amount sufficient to restore said deposit to the amount set forth herein. Sublessor shall have no obligation to hold the security deposit in an interest-bearing account, provided that if Sublessor is required by law to do so or if Sublessor elects to hold such security deposit in an interest-bearing account, Sublessee shall be entitled to interest earned on the security deposit in proportion to the amount of the security deposit not applied or retained by Sublessor pursuant to the terms hereof. Within thirty (30) days after the later of (i) Sublessee’s surrendering the Sublet Premises or (ii) the expiration or sooner termination of this Sublease, Sublessor shall return to Sublessee the whole or part of the security deposit (and interest, if applicable) not applied or retained by Sublessor pursuant to the terms hereof.

15. Notices. In the event that Sublessee shall receive any notice or other communication with respect to the Sublet Premises or the use and occupancy thereof, Sublessee shall promptly furnish same to Sublessor. Any notice or other communication which either party shall desire or be required to give to the other shall be deemed sufficiently given if in writing and sent by registered or certified mail or recognized overnight carrier addressed to the other party, as follows: to Sublessor at: Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034, Attn: Corporate Real Estate Department; with a copy sent concurrently to: Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034, Attn: Legal Department; and to Sublessee at: the Sublet Premises, with a copy to the attention of the General Counsel of Sublessee at the same address.

16. Real Estate Broker. Sublessee represents that except for Colliers International and Irving Hughes, Sublessee has dealt with no real estate broker, agent, finder or other person acting as such in connection with this transaction. Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims, judgments, suits, costs, reasonable attorney’s fees and other expenses which Sublessor may incur by reason of claims of any person, firm or corporation for a brokerage commission, finder’s fee or other compensation based upon any alleged negotiations or dealings by Sublessee contrary to the foregoing representation. Sublessee’s obligations under this section shall survive the expiration or sooner termination of this Sublease. At its cost, Sublessor agrees to pay a commission to the aforementioned brokers pursuant to separate agreement.

17. Representations of the Parties.

(a) Sublessee represents to Sublessor that except as expressly set forth in this Sublease, neither Sublessor nor its agents or representatives have made any representations or promises with respect to the physical condition of the Sublet Premises or the lands and buildings of which the Sublet Premises are a part or the expenses of operation, availability of utilities and services, zoning ordinances or other legal requirements or any other matter or thing related thereto.

Confidential

(b) Sublessor represents to Sublessee that: (i) Exhibit B constitutes a true, correct and complete copy of the Prime Lease, and comprises the entire understanding and agreement of Landlord and Sublessor with respect to the Sublet Premises, (ii) the Prime Lease is in full force and effect in accordance with its terms, and (iii) neither Landlord nor Sublessor is in default or material breach of any provision under the Prime Lease (iv) to Sublessor’s knowledge, no condition exists that with notice and/or the passage of time would constitute a default or material breach of any provision under the Prime Lease; and (v) to Sublessor’s knowledge, the Building and the Sublet Premises are in compliance with all laws and regulations applicable to its present uses.

18. Landlord Approval; Right to Terminate.

(a) This Sublease shall not be effective unless and until Sublessor shall have obtained the written consent of Landlord to this Sublease In the event that written consent of Landlord to this Sublease (excluding Exhibit F and Exhibit G) is not obtained within thirty (30) days from the date hereof, either party may cancel this Sublease by notice to the other party delivered prior to receipt by Sublessor and Sublessee of such written consent of Landlord.

(b) Sublessee may elect to terminate this Sublease in the event that written consent of Landlord and Sublessor to Sublessee’s plans for Sublessee Work and Sublessee’s listing on the monument sign located in front of the Building are not obtained within sixty (60) days from the date hereof, provided that (i) on or before March 21, 2008 Sublessor shall deliver to Landlord and Sublessor plans for Sublessee Work and for Sublessee’s listing on the monument sign located in front of the Building and (ii) Sublessee shall use diligent efforts to obtain consent of Landlord and Sublessor to the Sublessee Work and Sublessee’s listing; and (iii) if Sublessee elects to terminate this Sublease, written notice of such election is delivered to Sublessor no later than ten (10) days following the expiration of such sixty (60) day period.

19. Miscellaneous.

a. Where the context so permits or requires, the terms of this Sublease shall survive the expiration or termination of this Sublease.

b. The following exhibits are attached to and form a part of this Sublease:

Exhibit A - Sublet Premises

Exhibit B - Prime Lease

Exhibit C - Furniture and Equipment

Exhibit D - Security Equipment and Guidelines

Exhibit E - First Floor Plan (Common Areas)

Exhibit F - Sign Plan

Exhibit G - Sublessee Work

c. This Sublease contains the entire agreement between the parties relative to the subject matter hereof, and all negotiations, understandings and agreements related to the subject matter hereof are merged in this Sublease. This Sublease may not be altered, changed or amended except by a written agreement between Sublessor and Sublessee. This Sublease may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same Sublease. A facsimile or PDF of an original signature transmitted to the other party is effective as if the original. Upon request an original signature will be provided.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the last date and year written below.

SUBLESSOR:		SUBLESSEE:

Avnet, Inc.		Iomega Corporation

By:	/s/ Raymond Sadowski	By:	/s/ Ron S. Zollman
Name	Raymond Sadowski	Name	Ron S. Zollman
Title	SVP & CFO	Title	General Counsel & Secretary
Date	Feb. 15, 2008	Date	Feb. 15, 2008

Confidential